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                                                                     Exhibit 5.3

30 July, 2002



Everest Re Group, Ltd.
477 Martinsville Road                            Direct Line: 441 299 4943
P.0. Box 830                                     E-MAIL:      ajdickson@cdp.bm
Liberty Corner, New Jersey                                    ----------------
07938-0830                                       OUR REF:     AJD/38711
USA

Dear Sirs

Everest Re Group, Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of a registration statement on Form S-3 to which this is an exhibit (the "Registration Statement") in relation to the shelf registration of the Company's common shares ("Common Shares"), preferred shares ("Preferred Shares"), debt securities ("Debt Securities"), warrants to purchase Common Shares or Preferred Shares or Debt Securities ("Warrants"), share purchase contracts ("Contracts"), share purchase units ("Units") of the Company (collectively the Common Shares, Preferred Shares, Debt Securities, Warrants, Contracts and Units the "Securities"), guaranty of Everest Reinsurance Holdings, Inc. ("Holdings") debt securities ("Holdings Guarantee"), and guaranty of Holdings' guaranty of Everest Re Capital Trust's preferred securities (such guarantees, together with the Holdings Guarantee, the "Guarantees").

For the purposes of giving this opinion, we have examined an electronic copy of an original Registration Statement of the Company on Form S-3 with respect to the Securities and Guarantees excluding the Exhibits and the documents incorporated by reference therein.

We have also reviewed and have relied upon the memorandum of association and the bye-laws of the Company, minutes of a meeting of the Company's board of directors (referred to herein as the "Minutes") held on 26 February, 2002 (the "Meeting"), correspondence on behalf of the Company with the Bermuda Monetary Authority (the BMA") whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of the Securities and of the Guarantees (subject to conditions expressed in such correspondence), and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and

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Everest Re Group, Ltd.
30 July, 2002
Page 2

completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Company will issue the Securities and the Guarantees in furtherance of its objects as set out in its memorandum of association, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that the resolutions set out in the Minutes remain in full force and effect and have not been rescinded or amended, (f) the approval of the issue by the Company of any Securities or Guarantees will be made at a duly convened and quorate meeting of the Pricing Committee of the Board of Directors of the Company, which was established by the Company's Board of Directors at the Meeting, (g) the Company will receive money or money's worth for each of the Securities when issued of not less than the par value thereof, (h) the Company will have sufficient authorised capital to effect the issue of each of the Common Shares and Preferred Shares when issued, either as a principal issue, or on the exercise of a Warrant, a Contract or a Unit, (i) the Company will comply, to the extent applicable, with the requirements of Part III of The Companies Act 1981, as amended, entitled "Prospectuses and Public Offers", and (j) at the time of issue of any Securities, or any Guarantees, the BMA will not have revoked or amended its consent to the issue of the Securities or of the Guarantees.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Common Shares and the Preferred Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any such shares (but only with respect to such member), that no further sums are payable with respect to the holding of such shares and the member shall not be bound by an alteration in the Memorandum of Association or the Bye-laws of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or Preferred Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

Upon the issuance of any of the Securities described in opinion paragraphs 3-6 below, or of any Guarantees, the Company's obligations thereunder and under any indenture relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganization, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

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Everest Re Group, Ltd.
30 July, 2002
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We have made no investigation of and express no opinion in relation to the laws of any Jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any matter other than the issue of the Securities and the Guarantees, as described in the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. Upon due authorization by the Company of the Common Shares and the Preferred Shares for issuance as contemplated by the Registration Statement and the issuance and delivery of Common Shares or Preferred Shares by the Company for payment in accordance with the terms of issuance of such Common Shares or Preferred Shares in an amount at least equal to the par value (if any) of such shares, such shares will be validly issued and will be fully paid and non-assessable.

3. The Debt Securities have been duly authorized for issuance by the Company and, when such securities are duly executed and delivered and authenticated in accordance with the indenture under which they are issued and when payment therefor is received, will constitute valid and binding obligations of the Company in accordance with the terms thereof.

4. The Warrants have been duly authorized for issuance by the Company and, when duly executed and delivered as described in the Registration Statement and when payment therefor is received, will constitute valid and binding obligations of the company in accordance with the terms thereof.

5. The Contracts have been duly authorized for issuance by the Company and, when duly executed and delivered as described in the Registration Statement and when payment therefor is received, will constitute valid and binding obligations of the Company in accordance with the terms thereof.

6. The Units have been duly authorized for issuance by the Company and, when duly executed and delivered as described in the Registration Statement and when payment therefor is received, will constitute valid and binding obligations of the Company in accordance with the terms thereof.

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Everest Re Group, Ltd.
30 July, 2002
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7.   The Guarantees have been duly authorized for issuance by the Company and, when duly executed and delivered as described in the Registration Statement and when payment therefor is received, will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our Firm under the headings entitled "Description of Capital Stock", "Legal Matters" and "Enforcement of Civil Liabilities" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under the Securities Act.


Yours faithfully

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN